Company Contact: James R. McKnight, Jr. Chief Executive Officer 615-771-7575	Investor Relations: Kerry D. Massey Chief Financial Officer 615-771-7575
Diversicare Announces 2020 Second Quarter Results
BRENTWOOD, TN, (August 6, 2020) – Diversicare Healthcare Services, Inc. (OTCQX: DVCR), a premier provider of long-term care services, today announced its results for the second quarter ended June 30, 2020.
Second Quarter 2020 Highlights
•Net income from continuing operations was $1.8 million, or $0.28 per share, in the second quarter of 2020, compared to net loss from continuing operations of $(22.6) million, or $(3.49) per share, in the second quarter of 2019.
•EBITDA for the quarter was $5.5 million, which was $7.1 million higher than the second quarter of 2019 and $2.4 million higher than the preceding quarter.
•EBITDAR for the quarter was $19.0 million.
See below for a reconciliation of all GAAP and non-GAAP financial results.
CEO Remarks
Commenting on the quarter, Jay McKnight, President and Chief Executive Officer, said, “The impact of the COVID-19 pandemic was felt in a very real way by our Company in the second quarter, significantly more so than in the first quarter of the year. We have had over 2,500 positive cases in our patients, residents, and team members and have dealt with COVID-19 directly in 56 of our 62 centers. Our team has been heroic throughout this entire challenge and I am privileged to get to serve with them.”
Mr. McKnight continued, "Despite the impact of the COVID-19 crisis, our financial results for the quarter are largely where we thought they would be earlier in the year, but not by the means we expected. Our cost-saving initiatives, participation in quality incentive payment programs and continued focus on strengthening our current portfolio have created tailwinds that I think benefited us greatly in the quarter and should benefit us in the future. The federal and state stimulus programs have provided a means for us to offset the lost revenue and excess expenses resulting from the pandemic. Without this support we would be in a very challenged position and we are grateful for the support that has been shown for our industry. We have a long way to go to get past this crisis, but we are confident in our team’s ability to meet the challenge.”
COVID-19 Update
The seniors in our care and in the care of companies like ours are most at risk of serious illness and mortality as a result of the COVID-19 virus. In fact, skilled nursing facilities are the epicenter of the fight against the virus. We as an industry have seen significant increases in the cost of our personal protective equipment, challenges in testing, and have experienced significant increases in labor costs required to properly care for these most vulnerable patients. We experienced a decrease in total patients served, or occupancy, beginning in early February that extended through the end of the quarter and continues today.
We have received federal support by way of stimulus grants totaling $31.2 million that must be used to offset lost revenue or excess expenses incurred to fight COVID-19. Several of our states have temporarily increased our Medicaid rates to assist with the costs of dealing with the pandemic. We anticipate that we will incur significant expense and lost revenue in the third quarter and beyond related to fighting this disease.
The CDC and Centers for Medicare and Medicaid Services (“CMS”) have recently implemented new reporting guidelines for our centers to follow. This reporting guidance requires notifying residents and designated representatives of the occurrence of a single confirmed COVID-19 positive case, any subsequent positive cases, and/or three or more cases of new onset respiratory symptoms occurring within 72 hours as well as regular reporting to the CDC and CMS regarding the number of COVID-19 cases in our centers, patient deaths, and other information. This information is reported in accordance with existing privacy regulations and statues for the safety and well-being of our residents. We are committed to keeping our residents and their designated representatives informed as we continue to navigate COVID-19 in our centers. We will continue to report aggregated COVID-19 data for the company our website at https://dvcr.com/our-response-to-covid-19/ and provide center specific information on each of our center’s websites.
Second Quarter 2020 Results
The following table summarizes key revenue and census statistics for continuing operations for each period:

	Three Months Ended June 30,
	2020	2019
Skilled nursing occupancy	71.2%	77.6%
As a percent of total census:
Medicare census	10.4%	9.7%
Medicaid census	67.3%	69.2%
Managed Care census	4.6%	4.6%
As a percent of total revenues:
Medicare revenues	19.0%	16.6%
Medicaid revenues	45.8%	45.6%
Managed Care revenues	10.4%	11.1%
Average rate per day:
Medicare	$495.34	$454.42
Medicaid	$181.52	$179.04
Managed Care	$423.54	$389.58

*Excludes COVID-19 stimulus payments

Patient revenues were $118.2 million and $118.0 million for the three months ended June 30, 2020 and 2019, respectively, an increase of $0.2 million.
Our Medicaid, Medicare and Managed Care rates for the second quarter of 2020 increased 1.4%, 9.0% and 8.7%, respectively, resulting in a revenue increase of $0.8 million, $1.7 million and $0.7 million, respectively. Our Medicaid, Private and Managed Care average daily census for the second quarter of 2020 decreased 9.6%, 13.4%, and 13.4%, respectively, resulting in lost revenue of $6.1 million, $1.1 million and $1.3 million, respectively. The decline in census for the second quarter of 2020 was mainly due to the impact of the COVID-19 pandemic. We received $3.7 million and $0.5 million of Medicaid and Hospice, respectively, state stimulus funds during the second quarter of 2020. Additionally, the suspension of sequestration during the second quarter of 2020 resulted in an increase in revenue of $0.3 million. Our consistent achievement of quality metrics has resulted in $1.0 million of additional revenues through quality incentive payment programs for the second quarter of 2020 compared to the second quarter of 2019.
During the second quarter of 2020, we received $31.2 million of Medicare stimulus funds from the CARES Act and the Public Health and Social Services Emergency Fund (PHSSEF). Of this amount, we recognized $5.1 million of the funds during the second quarter of 2020, which is classified as "Other Operating Income" in the Company's results of operations for the three month period ended June 30, 2020. The Medicare stimulus funds that we recognized during the quarter were used to offset healthcare-related expenses and lost revenues attributable to COVID-19. Increased healthcare related expenses included but were not limited to increased wages and increased costs for personal protective equipment and other supplies.
Operating expense increased in the second quarter of 2020 to $95.8 million from $94.7 million in the second quarter of 2019, an increase of $1.1 million. Operating expense increased as a percentage of patient revenues to 81.0% for the second quarter of 2020 as compared to 80.2% for the second quarter of 2019.
The primary driver for the increase in operating expense was COVID-19 related expenses of $3.4 million. COVID-19 expenses included increased wages and increased cost for personal protective equipment, food and certain other supplies.
Excluding COVID-19, we benefited from our cost saving initiatives including decreased wages of $56.2 million in the second quarter of 2020, compared to $56.6 million in the second quarter of 2019. Additionally, our health insurance, nursing and ancillary and maintenance costs decreased by $0.5 million, $1.3 million and $0.3 million, respectively.
Lease expense in the second quarter of 2020 increased to $13.5 million as compared to $13.1 million in the second quarter of 2019, an increase of $0.4 million. The increase in lease expense was due to rent increases resulting from the amendment to our master lease with Omega Healthcare Investors in conjunction with our exit from the State of Kentucky.

Professional liability expense was $2.1 million and $1.6 million in the second quarters of 2020 and 2019, respectively. Our cash expenditures for professional liability costs, including those relative to claims for the centers that we formerly operated in the State of Kentucky, were $1.8 million and $1.9 million for the second quarters of 2020 and 2019, respectively. Professional liability expense fluctuates based on the results of our third-party professional liability actuarial studies, premiums and cash expenditures are incurred to defend and settle existing claims.
In June 2019, the Company and the U.S. Department of Justice reached an agreement in principle on the financial terms of a settlement regarding a civil investigation demand. In anticipation of the execution of final agreements and payment of a settlement amount of $9.5 million, the Company recorded an additional liability related to the U.S. Department of Justice investigation of $3.1 million during the three months ended June 30, 2019 to increase previously estimated and recorded liability relative to this investigation.
General and administrative expense was $6.9 million for the second quarter of 2020 compared to $7.2 million for the second quarter of 2019, a decrease of $0.3 million or 3.8%. The decrease in general and administrative expenses was mainly attributable to a decrease in legal fees of $0.4 million.
Depreciation and amortization expense remained consistent at $2.3 million and $2.2 million in the second quarters of 2020 and 2019, respectively.
Interest expense was $1.2 million in the second quarter of 2020 and $1.5 million in the second quarter of 2019. The decrease of $0.3 million was due to a decrease in the outstanding borrowings on our loan facilities.
The Company recorded income tax expense for continuing operations of $0.2 million and $17.3 million during the second quarters of 2020 and 2019, respectively. The decrease in income tax expense was related to a valuation allowance recorded against our deferred tax assets in the second quarter of 2019.
As a result of the above, continuing operations reported income of $2.0 million before income taxes for the second quarter of 2020 as compared to a loss of $5.3 million for the second quarter of 2019. Both basic and diluted income per common share from continuing operations were $0.28 for the second quarter of 2020 as compared to both basic and diluted loss per common share from continuing operations of $3.49 in the second quarter of 2019.
COVID-19 Impact on Continuing Operations
Since the end of the quarter, there have been additional cases of COVID-19 at certain of our centers. The Company has continued to experience reduced occupancy and increased operating expenses at its centers in the form of increased wages and increased cost for personal protective equipment, food and certain other supplies. The Company expects such increased expenses to continue and likely increase further during the remainder of 2020.
Receivables
Our net receivables balance decreased $8.6 million to $51.9 million as of June 30, 2020, from $60.5 million as of December 31, 2019.

Conference Call Information
A conference call has been scheduled for Thursday, August 6, 2020 at 4:00 P.M. Central time (5:00 P.M. Eastern time) to discuss second quarter 2020 results. The conference call information is as follows:

Date:	Thursday, August 6, 2020
Time:	4:00 P.M. Central, 5:00 P.M. Eastern
Webcast Links:	www.DVCR.com
Dial in numbers:	800.926.5431 Access Code: 21966734 The Operator will connect you to Diversicare’s Conference Call
A replay of the conference call will be accessible two hours after its completion through August 13, 2020, by dialing 800-633-8284 and entering Access Code: 21966734.

FORWARD-LOOKING STATEMENTS
The “forward-looking statements” contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “believe,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. These forward-looking statements reflect our current views with respect to future events and present our estimates and assumptions only as of the date of this release. Actual results could differ materially from those contemplated by the forward-looking statements made in this release. In addition to any assumptions and other factors referred to specifically in connection with such statements, other factors, many of which are beyond our ability to control or predict, could cause our actual results to differ materially from the results expressed or implied in any forward-looking statements including, but not limited to, the potential adverse effect of the COVID-19 pandemic on the economy, our patients and residents and supply chain, including, changes in the occupancy of our centers, increased operation costs in addressing COVID-19, supply chain disruptions and uncertain demand, and the impact of any initiatives or programs that the Company may undertake to address financial and operations challenges faced by its patients served, the duration and severity of the COVID-19 pandemic and the extent and severity of the impact on the Company's patients and residents, actions governments take in response to the COVID-19 pandemic, including the introduction of public health measures and other regulations affecting our centers, the impact of the CARES Act, the PPPHCE Act and any other COVID-19 relief aid adopted by governments or the implementation or modifications to such acts, our ability to successfully integrate the operations of new nursing centers, as well as successfully operate all of our centers, our ability to increase census at our centers and occupancy rates at our centers, changes in governmental reimbursement, including the new Patient-Driven Payment Model that was implemented in October of 2019, government regulation, the impact of the Affordable Care Act, efforts to repeal or further modify the Affordable Care Act, and other health care reform initiatives, any increases in the cost of borrowing under our credit agreements, our ability to comply with covenants contained in those credit agreements, our ability to comply with the terms of our master lease agreements, our ability to renew or extend our leases at or prior to the end of the existing lease terms, the outcome of professional liability lawsuits and claims, our ability to control ultimate professional liability costs, the accuracy of our estimate of our anticipated professional liability expense, the impact of future licensing surveys, the outcome of proceedings alleging violations of state or Federal False Claims Acts, laws and regulations governing quality of care or other laws and regulations applicable to our business including HIPAA and laws governing reimbursement from government payors, the costs of investing in our business initiatives and development, our ability to control costs, our ability to attract and retain qualified healthcare professionals, changes to our valuation of deferred tax assets, changing economic and competitive conditions, changes in anticipated revenue and cost growth, changes in the anticipated results of operations, the effect of changes in accounting policies as well as others.
The Company has provided additional information in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as well as in its other filings with the Securities and Exchange Commission, which readers are encouraged to review for further disclosure of other factors. These assumptions may not materialize to the extent assumed, and risks and uncertainties may cause actual results to be different from anticipated results. These risks and uncertainties also may result in changes to the Company’s business plans and prospects. Diversicare Healthcare Services, Inc. is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.
Diversicare provides long-term care services to patients in 62 nursing centers and 7,329 skilled nursing beds. For additional information about the Company, visit Diversicare's web site: www.DVCR.com.
-Financial Tables to Follow-

DIVERSICARE HEALTHCARE SERVICES, INC. AND SUBSIDIARIES
INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2020	December 31, 2019
	(Unaudited)
ASSETS:
Current Assets
Cash	$29,081	$2,710
Receivables	51,910	60,521
Self-insurance receivables, current portion	1,573	1,011
Other current assets	7,344	8,074
Total current assets	89,908	72,316

Property and equipment, net	45,520	47,755
Acquired leasehold interest, net	5,469	5,736
Operating lease assets	297,296	310,238
Other assets	3,140	4,323
TOTAL ASSETS	$441,333	$440,368

LIABILITIES AND SHAREHOLDERS' DEFICIT:
Current Liabilities
Current portion of long-term debt and finance lease obligations	$2,410	$3,498
Trade accounts payable	10,878	14,641
Current portion of operating lease liabilities	25,390	23,736
Accrued expenses:
Payroll and employee benefits	16,891	16,780
Current portion of self-insurance reserves	15,150	13,829
Current portion of deferred income	20,400	—
Other current liabilities	13,555	11,545
Total current liabilities	104,674	84,029
Noncurrent Liabilities
Long-term debt and finance lease obligations, less current portion and deferred financing costs, net	57,546	70,637
Operating lease liabilities, less current portion	282,696	295,636
Payroll and employee benefits, less current portion	3,185	—
Self-insurance reserves, less current portion	14,683	16,291
Government settlement accrual	8,000	9,000
Deferred income, less current portion	4,920	—
Other noncurrent liabilities	1,647	1,691
Total noncurrent liabilities	372,677	393,255

SHAREHOLDERS’ DEFICIT	(36,018)	(36,916)

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$441,333	$440,368

DIVERSICARE HEALTHCARE SERVICES, INC. AND SUBSIDIARIES
INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Three Months Ended June 30,
	2020	2019
PATIENT REVENUES, NET	$118,243	$117,967
OTHER OPERATING INCOME	5,148	—
OPERATING EXPENSE	95,775	94,658
Facility-level operating income	27,616	23,309

EXPENSES:
Lease and rent expense	13,523	13,114
Professional liability	2,114	1,594
Government settlement expense	—	3,100
General and administrative	6,880	7,152
Depreciation and amortization	2,278	2,217
Total expenses less operating	24,795	27,177
OPERATING INCOME (LOSS)	2,821	(3,868)
OTHER INCOME (EXPENSE):
Interest expense, net	(1,209)	(1,476)
Other income	409	40
Total other expense	(800)	(1,436)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	2,021	(5,304)
PROVISION FOR INCOME TAXES	(182)	(17,312)
INCOME (LOSS) FROM CONTINUING OPERATIONS	1,839	(22,616)
LOSS FROM DISCONTINUED OPERATIONS	(387)	(1,980)
NET INCOME (LOSS)	$1,452	$(24,596)

NET INCOME (LOSS) PER COMMON SHARE:
Per common share – basic
Continuing operations	$0.28	$(3.49)
Discontinued operations	(0.06)	(0.31)
	$0.22	$(3.80)
Per common share – diluted
Continuing operations	$0.28	$(3.49)
Discontinued operations	(0.06)	(0.31)
	$0.22	$(3.80)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,649	6,472
Diluted	6,704	6,472

DIVERSICARE HEALTHCARE SERVICES, INC. AND SUBSIDIARIES
INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Six Months Ended June 30,
	2020	2019
PATIENT REVENUES, NET	$238,230	$235,517
OTHER OPERATING INCOME	5,148	—
OPERATING EXPENSE	190,634	189,080
Facility-level operating income	52,744	46,437

EXPENSES:
Lease and rent expense	27,036	26,229
Professional liability	3,953	3,445
Government settlement expense	—	3,100
General and administrative	13,638	14,365
Depreciation and amortization	4,565	4,533
Total expenses less operating	49,192	51,672
OPERATING INCOME (LOSS)	3,552	(5,235)
OTHER INCOME (EXPENSE):
Interest expense, net	(2,669)	(2,870)
Other income	524	200
Total other expense	(2,145)	(2,670)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	1,407	(7,905)
PROVISION FOR INCOME TAXES	(78)	(16,285)
INCOME (LOSS) FROM CONTINUING OPERATIONS	1,329	(24,190)
LOSS FROM DISCONTINUED OPERATIONS	(630)	(3,752)
NET INCOME (LOSS)	$699	$(27,942)

NET INCOME (LOSS) PER COMMON SHARE:
Per common share – basic
Continuing operations	$0.21	$(3.75)
Discontinued operations	(0.10)	(0.58)
	$0.11	$(4.33)
Per common share – diluted
Continuing operations	$0.21	$(3.75)
Discontinued operations	(0.10)	(0.58)
	$0.11	$(4.33)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,506	6,448
Diluted	6,586	6,448

DIVERSICARE HEALTHCARE SERVICES, INC. AND SUBSIDIARIES
INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Six Months Ended June 30,
	2020	2019
NET INCOME (LOSS)	$699	$(27,942)
Discontinued operations	(630)	(3,752)
Net income (loss) from continuing operations	1,329	(24,190)
Adjustments to reconcile net income (loss) from continuing operations to cash provided by (used in) operating activities:
Depreciation and amortization	4,565	4,533
Deferred income tax benefit	—	16,008
Provision for self-insured professional liability, net of cash payments	494	2,559
Amortization of right-of-use assets	11,286	10,334
Government settlement expense	—	3,100
Stock based and deferred compensation	415	284
Provision for leases in excess of cash payments	1,656	2,564
Other	602	487
Changes in assets and liabilities affecting operating activities:
Receivables	8,049	(41)
Prepaid expenses and other assets	(189)	(1,027)
Trade accounts payable and accrued expenses	1,461	(2,283)
Deferred income	25,320	—
Operating lease liabilities	(11,286)	(10,330)
Cash provided by operating activities from continuing operations	43,702	1,998
Cash used in operating activities from discontinued operations	(630)	(2,789)
Cash provided by (used in) operating activities	43,072	(791)

Cash used in investing activities from continuing operations	(2,775)	(2,270)
Cash used in investing activities from discontinued operations	—	(226)
Cash used in investing activities	(2,775)	(2,496)

Cash provided by (used in) financing activities	(13,926)	3,588

Net increase in cash	26,371	301
Cash beginning of period	2,710	2,685
Cash end of period	$29,081	$2,986

DIVERSICARE HEALTHCARE SERVICES, INC.
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA, ADJUSTED EBITDA AND ADJUSTED EBITDAR
(In thousands)

	For Three Months Ended
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income (loss)	$1,452	$(753)	$(3,247)	$(4,874)	$(24,596)
Loss from discontinued operations, net of tax	387	243	1,879	2,958	1,980
Income tax provision (benefit)	182	(104)	150	(741)	17,312
Interest expense	1,209	1,460	1,570	1,554	1,476
Depreciation and amortization	2,278	2,288	2,310	2,279	2,217
EBITDA	5,508	3,134	2,662	1,176	(1,611)

EBITDA adjustments:
Government settlement expense (a)	—	—	—	—	3,100
Severance expense (b)	—	—	—	—	87
Adjusted EBITDA	$5,508	$3,134	$2,662	$1,176	$1,576

Lease expense (c)	$13,523	$13,512	$13,510	$13,251	$13,114

(a)	Represents non-recurring costs associated with the government settlement.
(b)	Represents non-recurring costs associated with severance expenses.
(c)
As management, we evaluate Adjusted EBITDA exclusive of lease expense, or Adjusted EBITDAR, as a financial valuation metric. For the three month period ended June 30, 2020, Adjusted EBITDAR is calculated below.

Adjusted EBITDA	$5,508
Lease expense	$13,523
Adjusted EBITDAR	$19,031

DIVERSICARE HEALTHCARE SERVICES, INC.
RECONCILIATION OF NET INCOME (LOSS) FOR DIVERSICARE HEALTHCARE
SERVICES, INC. COMMON SHAREHOLDERS TO ADJUSTED NET INCOME (LOSS)
FOR DIVERSICARE HEALTHCARE SERVICES, INC. COMMON SHAREHOLDERS
(In thousands, except per share data)

	For Three Months Ended
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income (loss)	$1,452	$(753)	$(3,247)	$(4,874)	$(24,596)
Adjustments:
Government settlement expense (a)	—	—	—	—	3,100
Severance expense (b)	—	—	—	—	87
Tax impact of above adjustments (c)	—	—	—	—	(40)
Discontinued operations, net of tax	387	243	1,879	2,958	1,980
Adjusted net income (loss)	$1,839	$(510)	$(1,368)	$(1,916)	$(19,469)

Adjusted net income (loss) per common share
Basic	$0.28	$(0.08)	$(0.22)	$(0.30)	$(3.01)
Diluted	$0.28	$(0.08)	$(0.22)	$(0.30)	$(3.01)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,649	6,506	6,471	6,470	6,472
Diluted	6,704	6,506	6,471	6,470	6,472

(a)	Represents non-recurring costs associated with the government settlement.
(b)	Represents non-recurring costs associated with severance expenses.
(c)	Represents tax provision for the cumulative adjustments for each period.

We have included certain financial performance and valuation measures in this press release, including EBITDA, Adjusted EBITDA, Adjusted EBITDAR, and Adjusted Net income (loss), which are “non-GAAP financial measures” using accounting principles generally accepted in the United States (GAAP) and using adjustments to GAAP (non-GAAP). These non-GAAP measures are not measurements under GAAP. These measurements should be considered in addition to, but not as a substitute for, the information contained in our financial statements prepared in accordance with GAAP. We define EBITDA as net income (loss) adjusted for loss from discontinued operations, interest expense, income tax and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for government settlement expense and severance expense. We define Adjusted EBITDAR as Adjusted EBITDA adjusted for rent expense. We define Adjusted Net income (loss) as Net income (loss) adjusted for government settlement expense, severance expense and loss from discontinued operations.
Our measurements of EBITDA, Adjusted EBITDA, Adjusted EBITDAR, and Adjusted Net income (loss) may not be comparable to similarly titled measures of other companies. We have included information concerning EBITDA, Adjusted EBITDA, and Adjusted Net income (loss) in this press release because we believe that such information is used by certain investors as measures of the Company’s historical performance. Management believes that Adjusted EBITDA, and Adjusted Net income (loss) are important financial performance measurements because they eliminate certain nonrecurring start-up losses and separation costs. Our presentation of EBITDA, Adjusted EBITDA, and Adjusted Net income (loss) should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.
We have included Adjusted EBITDAR in this press release because we believe that such information is used by certain investors as measures of the Company’s valuation. We believe that Adjusted EBITDAR is an important financial valuation measure that is commonly used by our management, research analysts, investors, lenders and financial institutions, to compare the enterprise value of different companies in the healthcare industry, without regard to differences in capital structures and leasing arrangements. Adjusted EBITDAR is a financial valuation measure and is not displayed as a performance measure as it excludes rent expense, which is a normal and recurring operating expense. As such, our presentation of Adjusted EBITDAR, should not be construed as a financial performance measure.

DIVERSICARE HEALTHCARE SERVICES, INC. SELECTED OPERATING STATISTICS (Unaudited)
Three Months Ended June 30, 2020
	As of June 30, 2020			Occupancy (Note 2)
Region (Note 1)	Licensed Nursing Beds Note (4)	Available Nursing Beds Note (4)	Skilled Nursing Weighted Average Daily Census	Licensed Nursing Beds	Available Nursing Beds	Medicare Utilization	2020 Q2 Revenue ($ in millions)	Medicare Room and Board Revenue PPD (Note 3)	Medicaid Room and Board Revenue PPD (Note 3)
Alabama	2,464	2,397	1,975	80.2%	82.4%	9.0%	$45.0	$470.44	$188.63
Kansas	464	464	345	74.4%	74.4%	12.5%	7.3	504.10	176.79
Mississippi	1,039	1,004	793	76.4%	79.0%	13.6%	17.8	465.77	197.33
Missouri	339	339	222	65.4%	65.4%	11.6%	4.2	532.75	145.39
Ohio	403	393	412	102.3%	104.9%	13.8%	8.0	312.59	170.38
Tennessee	775	709	426	55.0%	60.1%	13.2%	13.4	699.09	222.83
Texas	1,845	1,662	1,048	56.8%	63.0%	7.3%	22.5	562.80	153.49
Total	7,329	6,968	5,221	71.2%	74.9%	10.4%	$118.2	$495.34	$181.51

Note 1:	The Alabama region includes nursing centers in Alabama and Florida. The Tennessee region includes one nursing center in Indiana.
Note 2:
The number of Licensed Nursing Beds is based on the licensed capacity of the facility. The Company has historically reported its occupancy based on licensed nursing beds, and excludes a limited number of assisted living, independent living, and personal care beds. The number of Available Nursing Beds represents licensed nursing beds less beds removed from service. Available nursing beds is subject to change based upon the needs of the facilities, including configuration of patient rooms, common usage areas and offices, status of beds (private, semi-private, ward, etc.) and renovations. Occupancy is measured on a weighted average basis.

Note 3:
These Medicare and Medicaid revenue rates include room and board revenues, but do not include any ancillary revenues related to these patients nor the Medicaid related stimulus of $3.7 million and Medicare related stimulus of $5.1 recognized during 2020 Q2.

Note 4:	The Licensed and Available Nursing Bed counts above include only licensed and available SNF beds.

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